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1 Becton Drive
Franklin Lakes, NJ 07417
www.bd.com

NEWS RELEASE                                       [LOGO]


Contact:
Charles A. Borgognoni, Corporate Communications - 201-847-6651
Patricia A. Spinella, Investor Relations - 201-847-5453

       BD Comments Further on West Pharmaceutical Services Plant Incident

Franklin Lakes, NJ (February 5, 2003) - BD (Becton, Dickinson and Company) (NYSE:BDX) and West Pharmaceutical Services, Inc. (NYSE:WST) have completed a comprehensive review of potential impacts to BD resulting from the tragic events of January 29 at the West manufacturing facility in Kinston, NC. West is a supplier of rubber, plastic and metal components used in the manufacture of various BD products.

"BD shares in the sorrow experienced by all employees of West Pharmaceutical Services from this tragedy," said Edward J. Ludwig, Chairman, President and Chief Executive Officer. "BD and West are working closely together to maintain stability in the supply of vital medical devices to our customers."

Four BD units were served in some part by the Kinston facility. For Consumer Healthcare products (insulin syringes) and Pharmaceutical Systems products (prefillable injection devices), detailed action plans are already being implemented to shift services performed by the West Kinston facility to other West facilities. BD anticipates no interruptions in supply to Consumer Healthcare customers, and is working to maintain consistent supply to Pharmaceutical Systems customers.

For Preanalytical Solutions and Medical Surgical, the products impacted include BD Vacutainer'TM' blood collection needles and winged collection sets, and BD'TM' syringes. The West Kinston facility supplied BD with rubber sleeves for blood collection needles and winged sets, and plunger stoppers for BD'TM' syringe sizes 5ml and larger. BD and West are now implementing actions to expand manufacturing of these components in other West facilities, while also preparing to move certain manufacturing equipment for these components from Kinston to other West facilities that currently run similar processes. BD and West are working with regulatory authorities to expedite the equipment relocations. Based on these facts, BD anticipates that supply interruptions to our customers, if any, will be short-term in nature.

Due to the anticipated timing, scope and costs associated with the actions described above, BD estimates that up to 2 cents of diluted earnings per share could shift from this quarter to the second half of the year. BD does not expect these events to otherwise affect its financial results for fiscal 2003.


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BD is a medical technology company that serves healthcare institutions, life science researchers, clinical laboratories, industry and the general public. BD manufactures and sells a broad range of medical supplies, devices, laboratory equipment and diagnostic products. For the fiscal year ended September 30, 2002, BD reported total revenues of $4.033 billion.

This press release may contain certain forward-looking statements (as defined under Federal securities laws) regarding BD's performance, including future revenues, products and income, or events or developments that BD expects to occur or anticipates occurring in the future. All such statements are based upon current expectations of BD and involve a number of business risks and uncertainties. Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement. Factors that could cause actual results to vary materially from any forward-looking statement include, but are not limited to: competitive factors; pricing and market share pressures; uncertainties of litigation; BD's ability to achieve sales and earnings forecasts, which are based on sales volume and product mix assumptions, to achieve its cost savings objectives, and to achieve anticipated synergies and other cost savings in connection with acquisitions; changes in regional, national or foreign economic conditions; increases in energy costs; fluctuations in costs and availability of raw materials and in BD's ability to maintain favorable supplier arrangements and relationships; changes in interest or foreign currency exchange rates; delays in product introductions; and changes in health care or other governmental regulation, as well as other factors discussed in this press release and in BD's filings with the Securities and Exchange Commission. We do not intend to update any forward-looking statements.